Exhibit 1.2

*Portions of the exhibit have been excluded because it is both not material and is the type of information that the registrant treats as private or confidential.

CAPRICOR THERAPEUTICS, INC.

EQUITY DISTRIBUTION AGREEMENT

September 10, 2025

PIPER SANDLER & CO.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

OPPENHEIMER & CO. INC.

85 Broad Street, Floor 25

New York, New York 10004

Ladies and Gentlemen:

As set forth in this agreement (this “Agreement”), Capricor Therapeutics, Inc., a Delaware corporation (the “Company”),  proposes to issue and sell from time to time through Piper Sandler & Co. (“Piper Sandler”) and Oppenheimer & Co. Inc. (“Oppenheimer”, and together with Piper Sandler, the “Agents” and each individually, an “Agent”), as sales agents, the Company’s common stock, par value $0.001 per share (the “Common Stock”) (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”), on terms set forth herein.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and neither of the Agents shall have any obligation in connection with such compliance.

The Company hereby confirms its agreement with each Agent with respect to the sale of the Shares.

1.Representations and Warranties of the Company.

(a)The Company represents and warrants to, and agrees with, each Agent that as of the date of this Agreement, each Representation Date (as defined in Section 3(o) below), each date on which a Placement Notice (as defined in Section 2(a)(i) below) is given (each, a “Notice Date”) to one of the Agents (such agent, the “Designated Agent”), each date on which Shares are sold hereunder (each, an “Applicable Time”), and each Settlement Date (as defined in Section 2(a)(vii) below) as follows:

(i)The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company has furnished to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”

The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(ii)The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(iii)Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agents’ Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agents for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agents’ Information (as defined below). Each document incorporated by reference in the Registration Statement and the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and was filed on a timely basis with the Commission, and any further document incorporated by reference in the Registration Statement and the Prospectus so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such document incorporated by reference in the Registration Statement and the Prospectus when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such document incorporated by reference in the Registration Statement and the Prospectus, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)(i) At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document included or incorporated by reference in the Registration Statement and the Prospectus deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(vi)The Company has not distributed and, prior to the later to occur of each Settlement Date (as defined in Section 2(a)(vii) below) and completion of the Agents’ distribution of the Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(vii)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq. The Company has filed a Notification of Listing of Additional Shares with Nasdaq with respect to the Shares.

(ix)No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise. Except for the Agents, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(x)The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of California and under the laws of each other jurisdiction that requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, or liabilities of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(xi)Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has full power and authority to acquire, own, lease and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus.  Each Subsidiary is duly qualified to transact business and is in good standing (where such concept exists) under the laws of each jurisdiction that requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  All of the issued and outstanding share capital or other equity or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with federal state and securities laws and is owned by the Company, directly or through other wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. No Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, from making any other distribution with respect to such Subsidiary’s equity securities, from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(xii)The Company has the authorized and outstanding capitalization as set forth in the Company’s Annual Report on Form 10-K for the most recent fiscal year or, if later, the Company’s Quarterly Report on Form 10-Q for the most recent fiscal quarter, as of the dates referred to therein (subject, in each case, to the issuance of Shares under this Agreement, the issuance of shares of Common Stock upon exercise of share options and warrants disclosed as outstanding as of the date hereof in the Registration Statement and the Prospectus and the grant of options under existing share option plans described in the Registration Statement and the Prospectus). The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, including under the heading “Description of Capital Stock.”  All of the issued and outstanding share capital or other equity or ownership interest of the Company (including the Common Stock) has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all federal, state and local securities laws and is free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase or subscribe for, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which any of them may be bound.  The descriptions of the Company’s equity incentive plan, stock option plans and other stock plans or arrangements described in the Prospectus and in effect as of the date hereof (collectively, the “Stock Plans”) and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present the information required to be shown with respect to such Stock Plans and the options or other rights granted thereunder.

(xiii)The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.  The issuance and sale of the Shares as contemplated hereby shall not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.  When issued and delivered by the Company against payment therefor pursuant to this Agreement, the purchasers of the Shares issued and sold hereunder will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company.  There are no restrictions upon the voting or transfer of the Common Stock under the Company’s amended and restated certificate of incorporation or amended and restated bylaws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(xiv)There is no statute, regulation, contract, agreement or other document required to be described in the Registration Statement, Prospectus or in any document incorporated by reference therein, or to be filed as an exhibit to the Registration Statement or any document incorporated by reference into the Registration Statement and Prospectus which is not described or filed as required. The statements set forth or incorporated by reference in the Prospectus, insofar as they purport to constitute summaries of the terms of the statutes, regulations, contracts, agreements or other documents described and filed, constitute accurate summaries of the terms thereof in all material respects. The statements set forth or incorporated by reference in the Prospectus under the headings “Risk Factors,” “Business—Material

Agreements, License Agreements & Collaborations,” “Business—Government Regulation,” “Legal Proceedings,” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew or render performance under, any of the contracts or agreements referred to or described in the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(xv)This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(xvi)The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xvii)No consent, approval, license, permit, qualification, authorization or other order or decree of, or registration or filing with, any court or other governmental, taxing or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Shares hereunder), except such as have been already obtained or made or as may be required under the Securities Act, applicable state securities or Blue Sky laws, applicable rules of Nasdaq, or Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)Neither the execution and delivery by the Company of, nor the performance of the Company of its obligations under, this Agreement will conflict with, result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to: (i) the certificate or articles of incorporation, charter, bylaws, articles of association, limited liability company agreement, certificate or agreement of limited or general partnership or other similar organizational documents, as the case may be, of such entity, (ii) the terms of any indenture, contract, license, lease, mortgage, deed of trust, note agreement, agreement or other instrument, obligation, condition, covenant or instrument to which it is a party or bound or to which its property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties or assets, as applicable, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no Material Adverse Effect; (ii) neither the Company nor its Subsidiaries has (A) incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, (B) entered into any material transactions not in the ordinary course of business or (C) issued or granted any shares of the Company’s capital stock or securities convertible into or exchangeable or exercisable for or that represent the right to receive shares of the Company’s capital stock other than under the Stock Plans; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or another Subsidiary, by any Subsidiary on any class of shares, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of shares.

(xx)There are no persons (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in a writing previously furnished to the Agents.

(xxi)The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, fairly present the information set forth herein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial data set forth or incorporated by reference in the Registration Statement and the Prospectus is accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference therein as required.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not disclosed in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement or the Prospectus that contain “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement and the Prospectus were obtained or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, such data agree with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources to the extent required. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(xxii)There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries is or would be subject, at law or in equity, before any court or arbitral body or by or before any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, that (i) are required to be described in the Registration Statement or the Prospectus and are not so described, (ii) would reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or on the consummation of any of the transactions contemplated hereby or (iii) would reasonably be expected to have a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the Company’s business, could not reasonably be expected to (A) result in a Material Adverse Effect or (B) have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.

(xxiii)The Company owns or leases all such real properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(xxiv)Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its certificate or articles of incorporation, charter, bylaws, articles of association, limited liability company agreement, certificate or agreement of limited or general partnership, or other similar organizational documents, as the case may be, of such entity, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property or assets is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties or assets, as applicable, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv)Rose, Snyder & Jacobs LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Rose, Snyder & Jacobs LLP has not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the Exchange Act).

(xxvi)There are no transfer taxes or other similar fees or charges under federal law, the laws of any state, any foreign law, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(xxvii)All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or extensions thereof have been requested (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect), and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and as to which adequate reserves have been provided under GAAP).  The Company has no knowledge of any material tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries. Each of the Company and its Subsidiaries has filed all foreign, state, provincial, local or other tax returns that are required to have been filed pursuant to applicable foreign, state, provincial, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes or assessments the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income or other tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. All material taxes which the Company and its Subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Company and its Subsidiaries.

(xxviii)No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, manufacturers, contractors or customers, in each case that would reasonably be expected to have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place.  Neither the Company nor any of its Subsidiaries has violated (or received notice of any violation of) any federal, state or local law or foreign law relating to the discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxix)Each of the Company and its Subsidiaries is insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as, in the reasonable judgment of the Company, adequate and customary for the businesses in which they are engaged.  The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

(xxx)The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to their business (except with respect to intellectual property, which is addressed exclusively in Section 1(xlii) below), in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiary.

(xxxi)The Company and its Subsidiaries possess and are operating in compliance with such valid and current material certificates, authorizations or permits required by United States federal, state or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus (collectively, “Permits”), except where failure to obtain such certificates, authorizations and permits would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxxii)The Company and its Subsidiaries, taken as a whole, make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxiii)The Company and each of its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.  The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiv)Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, without giving effect to any actions taken by the Agents, (i) any action designed to or that might constitute or reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) any action designed to or that might constitute or reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

(xxxv)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any United States federal, state or local, or any foreign, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the emissions, discharges, release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) the Company and its Subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, or any investigation with respect to which the Company or any of its Subsidiaries has received written notice or any written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past; and (iv) to the Company’s knowledge, there are no present or within the past three years actions, activities, events, conditions, incidents or circumstances that would reasonably be expected to (a) result in a violation of any Environmental Law or (b) form the basis of an order for clean-up or remediation, or an action, suit, investigation or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxvi)The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. To the Company’s knowledge, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxvii) The Company is in compliance with, and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with, any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans.

(xxxviii) Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, each of its Subsidiaries and, to the Company’s knowledge, each of their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(xxxix)None of the Company or any Subsidiary, nor to the knowledge of the Company, any affiliate, director, officer or employee thereof or any agent, representative or other person acting on behalf of the Company or any of its Subsidiaries or affiliates, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or otherwise took any action (or failed to fully disclose any action) in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, each of their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain, and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xli)Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is currently or is owned or controlled by an individual or entity that is subject to any sanctions administered or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of or business of any person or entity, or in any country or territory, that currently or at the time of such financing or facilitation is the subject of any Sanctions or in any other manner that will result in a violation by any person or entity (including any person participating in the transactions contemplated by this Agreement) of any Sanctions.  For the past ten years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xlii)Except where it would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and its Subsidiaries own, possess or have the right to use, or can acquire the right to use on reasonable terms, all patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and as currently proposed to be conducted as described in the Registration Statement or the Prospectus, (B) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries (such Intellectual Property, the “Company Intellectual Property”) has been duly and properly filed and maintained, is free and clear of liens or security interests, and is in full force and effect, valid, subsisting and enforceable, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, ownership, registrability, enforceability or scope of any Company Intellectual Property, (D) no third party, to the knowledge of the Company, is infringing, misappropriating or otherwise violating any Company Intellectual Property and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its Subsidiaries against a third party regarding the foregoing, (E) (1) neither the Company nor any of its Subsidiaries has received any written notice of nor, to the knowledge of the Company, has engaged in, any infringement, misappropriation or other violation of any Intellectual Property of any third party, and (2) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim regarding the subject matter of the foregoing, (F) to the knowledge of the Company, the parties prosecuting patent applications within the Company Intellectual Property have complied with their duty of candor and disclosure to the USPTO or foreign patent offices, as applicable, in connection with such applications and the Company is not aware of any facts required to be disclosed to the USPTO or foreign patent offices that were not disclosed and which would preclude the grant of a patent in connection with any such patent application or would form the basis of a finding of invalidity or unenforceability with respect to any patents that have issued with respect to such patent applications, (G) each person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Company Intellectual Property for or on behalf of the Company has executed a valid agreement containing an assignment or exclusive license to the Company or any of its Subsidiaries of such person’s rights in and to such Company Intellectual Property, (H) the Company has taken reasonable steps in accordance with standard industry practice to maintain and protect the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the business of the Company and its Subsidiaries and, to the knowledge of the Company, such confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to nondisclosure and confidentiality agreements.

(xliii)Each of the Company and its Subsidiaries: (i) has operated and currently operates its business in compliance in all respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its Subsidiaries’ product candidates or any product manufactured or distributed by the Company and its Subsidiaries, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; (ii) except as disclosed in the Registration Statement and the Prospectus, has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Proceeding”) from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such Proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission), except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension or exclusion.  The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations.

(xliv)To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in with all applicable statutes, rules and regulations of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xlv)None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority.  All clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its Subsidiaries, including any such studies and trials that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and with any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are materially inconsistent with or call into question the results described or referred to in the Registration Statement and the Prospectus; the Company and each of its Subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials (other than those previously publicly disclosed by the Company) that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.  No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its Subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority.  The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial.  In using or disclosing patient information received by the Company or any of its Subsidiaries in connection with a Company Trial, the Company or such Subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder.  To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(xlvi)The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for their own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agents may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents, except as may be otherwise agreed by the Company and the Agents.

(xlvii)The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(xlviii)The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information  (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agents or their counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(xlix)The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously.

(l)Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(li)Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(lii)Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which would be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares hereunder.

(liii)Neither the Company nor any of its Subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or payment due on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(liv)Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that would cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of a director or senior manager of the Company that was false or misleading.

(lv)(ccc)There are no relationships, direct or indirect, or related party transactions involving the Company or any of its Subsidiaries or any other person (including any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries) required to be described in the Registration Statement or the Prospectus that have not been described as required.  There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the family members of any of such persons.

(lvi)The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(lvii)The Company and its Subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety the workplace (“Occupational Laws”); (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their respective businesses as currently conducted; and (iii) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(lviii)No director or officer of the Company or any of its Subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which would materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company or a Subsidiary.

(lix)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the sensitive data and information of their respective customers, employees, suppliers, vendors and any sensitive third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”):  (B) neither the Company nor its Subsidiaries have been notified of any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Agents or their counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agents.

2.Purchase, Sale and Delivery of Shares.

(a)At-the-Market Sales. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Designated Agent as sales agent, and the Designated Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Designated Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Shares, and (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i)Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Designated Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1; provided however, the Company agrees that it shall not submit (and further agrees that Piper Sandler and Oppenheimer shall be under no obligation to accept) a Placement Notice for Shares that (i) are currently trading at or below $0.50/share, or (ii) are currently subject to a trading restriction by Piper Sandler, its clearing firm, Pershing LLC, or Oppenheimer.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Designated Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii) of this Agreement, the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iii) below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7.  The amount of any commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v) below. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(ii)The Shares are to be sold by the Designated Agent on a daily basis or otherwise as shall be agreed to by the Company and the Designated Agent on any day that is a trading day for Nasdaq (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time). The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Common Stock sold by the Designated Agent under this Section 2(a) at the time of such sale.

(iii)Notwithstanding the foregoing, the Company may instruct the Designated Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Designated Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Designated Agent in writing. In addition, the Company or the Designated Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Shares, whereupon the Designated Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Designated Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares, and (iii) neither of the Agents shall be obligated to sell or offer to sell any Shares.

(iv)Subject to the terms of the Placement Notice, the Designated Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq.  Subject to the terms of any Placement Notice, the Designated

Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

(v)The compensation to the Agents for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”); provided that the combined Sales Commission and reimbursement of the Agents for their out-of-pocket expenses pursuant to Section 3(g), including reasonable fees and disbursements of the Agents’ counsel, shall not exceed 8.0% of the gross sales price of the Shares. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and reimbursement of expenses that the Agents may be entitled to pursuant to Section 3(g), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)The Designated Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2), no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds payable to the Company.

(vii)All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Designated Agent for the account of such Agent, against payment of the Net Proceeds therefor, by wire transfer of same-day funds payable to the order of the Company at the offices of Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Oppenheimer & Co. Inc., 85 Broad Street, Floor 25 New York, New York 10004 or such other location as may be mutually acceptable, at 9:00 a.m. Central Time on the first full business day following the date on which such Shares are sold, or at such other time and date as the Designated Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.”  If the Designated Agent so elects, delivery of the Shares may be made by credit through full fast transfer to an account or accounts at The Depository Trust Company designated by the Designated Agent. On each Settlement Date, the Designated Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, (ii) reimburse the Designated Agent for any losses incurred by the Designated Agent attributable, directly or indirectly, to such default and (iii) pay to the Designated Agent any commission or other compensation to which the Designated Agent would otherwise have been entitled absent such default.

(viii)Maximum Amount.  Under no circumstances shall the aggregate number or aggregate value of the Shares sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of shares of Common Stock available for issuance and sale under the currently effective Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), (ii) the aggregate number of authorized but unissued shares of Common Stock that are available for issuance under the Company’s certificate of incorporation or certificate of designation or (iii) the aggregate number or aggregate dollar amount of shares of Common Stock for which the Company has filed any Prospectus Supplement in connection with the Shares (the lesser of (i), (ii) and (iii), the “Maximum Amount”).

(ix)No Association or Partnership.  Nothing herein contained shall constitute the Agents as an unincorporated association or partner with the Company.

(x)Duration.  Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(xi)Market Transactions by Agents.  The Company acknowledges and agrees that each of the Agents has informed the Company that the Agents may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect and such Agent is the

Designated Agent (except to the extent such Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent.  The Company consents to each Agent trading in the Common Stock for the account of any of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

3.Covenants of the Company. The Company covenants and agrees with each of the Agents as follows:

(a)Amendments to Registration Statement and Prospectus. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by either Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company agrees that it will: (i) notify each Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon either Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Shares by such Agent (provided, however, that the failure of either of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect each Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to each Agent within a reasonable period of time before the filing and each Agent has not reasonably objected thereto (provided, however, that (A) the failure of either Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect each Agent’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide either Agent any advance copy of such filing or to provide either Agent an opportunity to object to such filing if the filing does not name such Agent or does not relate to a Placement or other transaction contemplated hereunder, and (C) the only remedy that each Agent shall have with respect to the failure by the Company to provide such Agent with such copy or the filing of such amendment or supplement despite such Agent’s objection shall be to cease making sales under this Agreement); (iv) furnish to each Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)Stop Order. The Company will advise each of the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)Continuing Amendments. During any period in which a Prospectus relating to the Shares is required to be delivered by the Designated Agent under the Securities Act with respect to any Placement or pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance (it being acknowledged that the Company may delay the filing of any amendment or supplement, if, in the reasonable judgment of the Company, it is in the best interest of the Company); provided that if such suspension shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.  Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agents to resume the offering of Shares.

(d)Qualification of the Shares. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.  The Company shall promptly advise each of the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)Copies of Registration Statement and Prospectus. The Company will furnish to each of the Agents and counsel for the Agents copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as each of the Agents may from time to time reasonably request.

(f)Section 11(a). The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12 month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on EDGAR or any successor system.

(g)Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agents, (iii) all filing fees, (iv) all fees and disbursements of the Agents’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Agents or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Agents shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and fees and disbursements of the Agents’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition to (iv) and (vi) above, the Company shall reimburse the Agents for its out-of-pocket expenses, including reasonable fees and disbursements of the Agents’ counsel incurred by the Agents in connection with this Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement; provided that such fees and disbursements shall not exceed: (A) $100,000 in connection with the filing of the initial Prospectus Supplement pursuant to this Agreement, (B) $20,000 in connection with each Representation Date on which the Company is required to provide a certificate pursuant to Section 3(o) of this Agreement, and (C) $40,000 for each program “refresh” (i.e. the filing of a new registration statement, prospectus or prospectus supplement relating to the Shares and/or an amendment of this Agreement) in connection with this Agreement.

(h)Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner the Prospectus.

(i)Restrictions on Future Sales. During the term of this Agreement, the Company will not, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for: (i) the registration of the Shares and the sales through the Designated Agent pursuant to this Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) sales of shares of restricted stock, restricted stock units and options granted pursuant to employee benefit plans existing as of the date hereof, and the Common Stock issuable upon the exercise of such outstanding options or vesting of such restricted stock units, and (iv) the issuance of shares pursuant to the exercise of warrants, in the case of each of (ii), (iii) and (iv), without giving the Agents at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, so as to permit the Agents to suspend activity under this Agreement for such period of time as requested by the Company.

(j)No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares, (ii) a violation of Regulation M.  The Company shall notify each of the Agents of any violation of Regulation M by the Company or any of its Subsidiaries or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.  The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k)No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(l)Timely Securities Act and Exchange Act Reports. During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(m)Internal Controls. The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its Subsidiaries, is made known to them by others within those entities.

(n)Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of each the Agent, and each the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(o)Representation Date and Opinions of Counsel.  Prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, each time the Company (A) files an amendment to the Registration Statement or Prospectus (other than  relating solely to the offering of securities other than the Shares), (B)(i) files an Annual Report on Form 10-K under the Exchange Act;(ii) files its Quarterly Reports on Form 10-Q under the Exchange Act; and (C) files a Current Report on Form 8-K containing amended financial statements (other than an earnings release) under the Exchange Act, (each of the dates in (A), (B) and (C) are referred to herein as a “Representation Date”), the Company shall cause:

(i)Sidley Austin LLP, counsel for the Company, to furnish to the Agents the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.

(ii)intellectual property and patent counsel for the Company, to furnish to the Agents the opinion of such counsel, dated as of such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents. Notwithstanding the foregoing, the requirement to provide counsel opinions under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Designated Agent.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with opinions under this Section 3(o), then before the Designated Agent sells any Shares pursuant to Section 2(a), the Company shall cause the opinions (including the opinion pursuant to this Section 3(o) if not delivered on the date of the prior Form 10-K), comfort letter, certificates and documents that would be delivered on a Representation Date to be delivered.

(p)Representation Date and Comfort Letter. Prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall cause Rose, Snyder & Jacobs LLP, or other independent accountants satisfactory to the Agents, to deliver to the Agents a letter, dated as of such date and addressed to the Agents, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2 01 of Regulation S X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agents of the same tenor as the first such letter received hereunder.

(q)Representation Date and Representation Certificate. Prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agents a certificate (the “Representation Certificate”), substantially in the form of Schedule 3 hereto and dated as of such date, addressed to the Agents and signed by the chief executive officer and by the chief financial officer of the Company.

(r)Disclosure of Shares Sold. The Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

(s)Continued Listing of Shares. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on Nasdaq.

(t)Notice of Changes. At any time during the term of this Agreement, as supplemented from time to time, the Company shall advise the Agents immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to this Section 3.

(u)Maximum Amount.  The Company will not instruct the Agents to sell or otherwise attempt to sell Shares pursuant to this Agreement in excess of the Maximum Amount.

4.Conditions of Agents’ Obligations.  The obligations of the Agents hereunder are subject to (i) the accuracy, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)Continuing Amendments; No Stop Order. If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any registration statement filed pursuant to Rule 462(b) under the Securities Act, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agents’ satisfaction.

(b)Absence of Certain Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(c)No Material Misstatement or Omission. Neither Agent shall have advised the Company that the Registration Statement or any the Prospectus, contains an untrue statement of fact which, in the Agents’ opinion, is material, or omits to state a fact which, in the Agents’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)No Adverse Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its Subsidiaries, the effect of which, in any such case described above, in the Agents’ judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(e)No Rating Downgrade. On or after each Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)Compliance with Certain Obligations. The Company shall have performed each of its obligations under Section 3(o) – 3(q).

(g)Opinion of Agents Counsel. On each Representation Date to which a waiver does not apply, there shall have been furnished to the Agents the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Agents, dated as of such Representation Date and addressed to the Agents, in a form reasonably satisfactory to the Agents, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided, however, the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

(h)Representation Certificate. On or prior to the first Placement Notice, the Agents shall have received the Representation Certificate in form and substance satisfactory to the Agents and their counsel.

(i)No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)Timely Filing of Prospectus and Prospectus Supplement.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)Additional Documents and Certificates. The Company shall have furnished to the Agents and the Agents’ counsel such additional documents, certificates and evidence as they may have reasonably requested.

(l)All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agents and the Agents’ counsel.  The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

5.Indemnification and Contribution.

(a)Company Indemnification.  The Company agrees to indemnify and hold harmless each Agens, its affiliates, directors, officers and employees, and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i)an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430A and 430B promulgated under the Securities Act, and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Permitted Free Writing Prospectus, or any roadshow as defined in Rule 433(h) under the Securities Act (a “road show”), or an  omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)any inaccuracy in the representations and warranties of the Company contained herein;

(iii)any investigation or proceeding by any governmental authority, commenced or threatened (whether or not either of the Agents is a target of or party to such investigation or proceeding);

(iv)any failure of the Company to perform its respective obligations hereunder or under law;

and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iv) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for use in the preparation thereof.  “Rule 430B Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse each Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse such Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  Any such interim reimbursement payments which are not made to such Agent within 30 days of a request for reimbursement shall bear interest at the WSJ Prime Rate (as published from time to time by the Wall Street Journal).

(b)Agents Indemnification.  The Agents will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agents), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agents specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agents for use in the Registration Statement or the Prospectus consists of the statements set forth in the seventh and ninth paragraphs under the caption “Plan of Distribution” in the Prospectus (“Agents’ Information”), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of either Agent, it is advisable for the such Agent to be represented by separate counsel, such Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to such Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)Contribution; Limitations on Liability; Non-Exclusive Remedy.  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Agents on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each of the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by each of the Agents (before deducting expenses) from the sale of the Shares.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or either Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), neither Agents shall be required to contribute any amount in excess of the commissions received by it under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agents and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Designated Agent hereunder.

7.Termination of this Agreement.

(a)The Company shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Designated Agent for the Company, the obligations of the Company, including in respect of compensation of the Designated Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligation under this Agreement pursuant to this Section 7(b) shall not affect the rights and obligations of the other Agent under this Agreement.

(c)Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein, except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

8.Default by the Company.  If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Designated Agent or, except as provided in Section 3(g) hereof, any non defaulting party.  No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Designated Agent any commission to which it would otherwise be entitled absent such default.

9.Notices.  Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agents, shall be delivered via overnight delivery services to (i) Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com; and Oppenheimer & Co. Inc., 85 Broad Street, 25sth Floor, New York, NY 10004, Attention: Peter Vogelsang, Telephone: [***], Email: [***]; and (ii) the Company at 10865 Road to the Cure, Suite 150, San Diego, California 92121, Attention: Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Designated Agent.

11.Absence of Fiduciary Relationship.  The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agents have been retained solely to act as a sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Company Representatives”), on the one hand, and the Agents on the other, has been created or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents have advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent;” (b) neither the Agents nor any of their respective affiliates (including directors), equity holders, creditors, employees or agents (hereafter, “Agent Representatives”) shall have any duty or obligation to the Company or any Company Representative except as set forth  in this Agreement; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agents; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement Notice to be executed pursuant to this Agreement, and any other transactions contemplated by this Agreement; (e) the Company has been advised that the Agents and the Agent Representatives, as applicable, are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents and the Agent Representatives, as applicable, have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Designated Agent is acting, in respect of any Placement and the transactions contemplated by this Agreement, solely for the benefit of the Designated Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Designated Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated by this Agreement and agree that the Agents and the Agent Representatives, as applicable, shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of  any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.

12.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.Governing Law and Waiver of Jury Trial.  This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York.  THE COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.Submission to Jurisdiction, Etc.  Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.Construction.  The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agents in accordance with its terms.

Very truly yours,

CAPRICOR THERAPEUTICS, INC.

By:	/s/ AJ Bergmann
Name:	AJ Bergmann
Title:	CFO

Confirmed as of the date first above mentioned.

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name:	Connor Leahey
Title:	Director

OPPENHEIMER & CO. INC.

By:	/s/ Michael Margolis, R.Ph
Name:	Michael Margolis, R.Ph
Title:	Senior Managing Director, Head of Healthcare Investment Banking

SCHEDULE 1

FORM OF PLACEMENT NOTICE

No Facsimile and No Voicemail

IMPORTANT

Piper Sandler and Oppenheimer will not accept a Placement Notice for any Shares that: (i) are trading at $.050/Share or less, or (ii) are currently subject to a trading restriction by Piper Sandler, its clearing firm, Pershing LLC, or Oppenheimer.

From:	Capricor Therapeutics, Inc.
To:	Piper Sandler & Co.
Attention: Connor Leahey [***] Neil A. Riley [***] Connor N. Anderson [***]

Oppenheimer & Co. Inc.
Thomas Villano [***]

(the “Designated Agent”)

Date:	[ ], 20[●]

Subject:	Equity Distribution Agreement – Placement Notice

All:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Capricor Therapeutics, Inc. ( “Company”), and Piper Sandler & Co. and Oppenheimer & Co. Inc. (collectively, the “Agents” and each individually, an “Agent”), dated September 10, 2025 (the “Agreement”),the Company hereby requests that the Designated Agent sell up to [●] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[●] per share. Sales should begin on the date of this Placement Notice and shall continue until [●] /[all shares are sold].

SCHEDULE 2

NOTICE PARTIES

Capricor Therapeutics, Inc.

Linda Marbán

[***]

Anthony Bergmann

[***]

Karen Krasney

[***]

Peter Yonan

[***]

Piper Sandler & Co.

Connor Leahey

[***]

Neil A. Riley

[***]

Connor N. Anderson

[***]

Oppenheimer & Co. Inc.

Thomas Villano

[***]

SCHEDULE 3

FORM OF REPRESENTATION CERTIFICATE

PURSUANT TO SECTION 3(q) OF THE AGREEMENT

[ ], 20[●]

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Oppenheimer & Co. Inc.

85 Broad Street, Floor 25

New York, NY 10004

Sir/Madam:

The undersigned, the duly qualified and elected Chief Executive Officer, of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 3(q) of the Equity Distribution Agreement, dated September 10, 2025 (the “Equity Distribution Agreement”), between the Company and Piper Sandler & Co. and Oppenheimer & Co. Inc., that to the best of the knowledge of the undersigned:

(i)The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii)No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for Registration Statement, nor suspending or preventing the use of the base prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)The Shares have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;

(iv)The signers of this certificate have carefully examined the Registration Statement, the base prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the base prospectus, the Prospectus and any Permitted Free Writing Prospectus),

(A)each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)at no time during the period that begins on the earlier of the date of such base prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such base prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such base prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the base prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,

(D)except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to sales of Shares pursuant to the Equity Distribution Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short term or long term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E)except as stated in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

CAPRICOR THERAPEUTICS, INC.

By:
Name:
Title: